Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Oscar Health, Inc. of our report dated February 13, 2026 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Oscar Health Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 13, 2026